UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

Cloud Peak Energy Inc. (the “Company”) is providing third quarter 2011 production data for its Cordero Rojo mine.  It has come to the company’s attention today that due to an administrative error the production data presented on the Mine Safety and Health Administration (MSHA) website was inaccurate.  For the third quarter of 2011, Cordero Rojo produced approximately 9.9 million short tons.

Cloud Peak Energy will announce its third quarter 2011 results on October 27, 2011, after the markets close.  Refer to the Company’s October 17, 2011 press release for access information regarding the Company’s upcoming quarterly earnings announcement.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith.

99.1          Press release, dated October 21, 2011, issued by Cloud Peak Energy Inc. announcing its third quarter coal production for its Cordero Rojo Mine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: October 21, 2011	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: October 21, 2011	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 21, 2011, issued by Cloud Peak Energy Inc. announcing its third quarter coal production for its Cordero Rojo Mine.